Exhibit 10.1
ADDENDUM #1 TO PROMISSORY NOTE
This Addendum #1 (this “Addendum”) is made and entered into as of February 11, 2008, and serves as an amendment to that certain Promissory Note dated September 10, 2007 (“Note”) by VIASPACE, Inc. (the “Company”) in favor of Rhino Steel Manufacturing Ltd. (the “Holder”) in the amount of Two Hundred and Fifty Thousand Dollars ($250,000). The Company and the Holder may each be referred to individually as a “Party” and collectively as the “Parties.”
The Parties hereby agree to extend the Maturity Date of the Note. By execution of this Addendum, the Parties hereto agree to modify the Note as set forth below.
1. The Holder hereby agrees to waive (i) the non-payment of the Note prior to the maturity date set forth in the original Note and (ii) any related event of default.
2. Section 1.1 of the Note is hereby amended and restated in its entirety as follows:
“1.1 Maturity Date. This Note will automatically mature and be due and payable on the earlier of (a) July 10, 2009 (the “Maturity Date”) or (b) the occurrence of an Event of Default (as defined in Section 3); provided, however, that the Holder, at its option on or after the maturity date, may convert this Note into another three-month note under the same terms and condition as this Note.”
3. This Addendum, together with the Note, constitute the entire agreement between the Parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements, understandings, negotiations and discussions, whether written or oral, between the Parties regarding the subject matter of this Addendum. No amendments, changes or additions to this Addendum shall be recognized unless made in writing and signed by the Parties. If any terms in the Note conflict with the terms of this Addendum, the terms of this Addendum will supersede the Note.
4. Except as modified herein, the Note shall remain in full force and effect.
5. This Addendum may be executed in one or more counterparts, each of which shall be considered an original for all purposes.

IN WITNESS WHEREOF, the Parties hereto have caused this Addendum to be duly executed as of the day and year first above written.

VIASPACE INC., a Nevada corporation

By:	/s/ Carl Kukkonen Name: Carl Kukkonen
Title: CEO

RHINO STEEL MANUFACTURING LTD., a BVI company

By:	/s/ Dr. Gerold Hoop Name: Dr. Gerold Hoop
Title: Director

2